United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

MyECheck, Inc.
(Exact name of registrant as specified in its charter)

Nevada 000-51977 N/A
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1190 Suncast Lane, Suite 5
El Dorado Hills, CA  95762
(Address of principal executive offices with zip code)

(916) 939-3241
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Information to be included in the report

Item 5.01.  Change in Control of Registrant

The Company hereby amends the discussion of risks to investors in acquiring or owing the Company’s common stock as set out at the time of the merger.

Reliance on license with affiliated party

The Company has entered into a memorandum of understanding with Ed Starrs, its founder and CEO, under which the Company will become the sole licensee of a newly granted patent for check processing technology.  No royalties will be due for the patent for one year, and future royalties are subject to negotiation by the Company and Mr. Starrs.  The Company believes that it will obtain a competitive advantage from the ability to access the patent. Failure to agree on future terms of the license could have a material adverse impact on the Company.

There are risks in trading in “microcap” stocks, including shares of the Company

The Securities and Exchange Commission has advised investors to use caution in investing in shares of “microcap” companies, which would include the Company.  http://www.sec.gov/investor/pubs/microcapstock.htm.  The Company encourages investors to consider the information provided by the SEC prior to making an investment in the Company’s stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: MyECheck, Inc..

Signed: /s/ Ed Starrs

Name: Ed Starrs

Title: President and Chief Executive Officer

Date: June 25, 2008